Exhibit 99.3

Hologic Expands its Board of Directors with Appointment of Two Independent Directors and Engages Chairman of Mt. Sinai Radiology Department as Scientific Advisor

BEDFORD, Mass., Dec. 9, 2013 – Hologic, Inc. (Hologic or the Company) (NASDAQ: HOLX), a leading developer, manufacturer and supplier of premium diagnostic products, medical imaging systems and surgical products, with an emphasis on serving the healthcare needs of women, today announced the appointment of Jonathan Christodoro and Samuel Merksamer to the Company’s Board of Directors, effective immediately pursuant to a settlement agreement with Carl C. Icahn. Mr. Christodoro and Mr. Merksamer are Managing Directors of Icahn Capital LP, a subsidiary of Icahn Enterprises L.P. (Icahn Enterprises) (NASDAQ: IEP). With these additions, the Hologic Board now comprises 11 directors, 10 of whom are independent. Additionally, the Company announced today that it has engaged Dr. Burton Drayer as a scientific advisor to Hologic. Dr. Drayer currently serves as Chairman and Director of the Department of Radiology at The Mount Sinai Medical Center.

“We welcome Jonathan and Sam to the Board of Directors and look forward to working with them to build shareholder value,” said David R. LaVance, Jr., Chairman of the Board. “We are committed to fostering long-term growth and we believe we have the resources and leadership in place to achieve this goal. We also believe that Hologic will benefit from having access to Dr. Burton Drayer’s expertise and are excited about this new relationship.”

“Hologic is a leader in women’s health with innovative, market-leading technologies, and the Company is well-positioned to take advantage of multiple opportunities,” said Carl C. Icahn, Chairman of Icahn Enterprises. “As members of the Board, Jonathan and Sam will work with the other directors and the management team to enhance the value of the Company for all shareholders. Our record shows that our involvement on boards has often created meaningful value for all shareholders. We hope this will continue with Hologic.”

Icahn added, “Given his experience and deep knowledge in medical diagnostics and radiology, I believe that Dr. Drayer will be an extremely valuable resource to the Company going forward.”

In a separate press release, the Company also announced today that Stephen MacMillan has been named President and Chief Executive Officer of Hologic and a member of its Board of Directors. Mr. MacMillan succeeds Jack W. Cumming, who was named Chief Executive Officer in July 2013 and previously served in this capacity from 2001 to 2009.

Icahn stated, “We are enthusiastic about and supportive of the appointment of Steve MacMillan as the new CEO of Hologic. He has extensive industry experience and a track record of delivering strong financial results and creating shareholder value. We are confident that Steve is the right person to lead Hologic forward.”

Carl C. Icahn, together with his affiliates, beneficially owns approximately 34.2 million shares of Hologic common stock, which represents approximately 12.5% of Hologic’s outstanding shares. Mr. Icahn has also agreed to vote the shares he controls in support of Hologic’s slate of director nominees at the Company’s 2014 Annual Meeting of Stockholders. Mr. Icahn has and his affiliates have also agreed to other customary standstill provisions.

About Jonathan Christodoro:

Jonathan Christodoro is a Managing Director of Icahn Capital. Mr. Christodoro currently serves on the Board of Directors at Enzon Pharmaceuticals, Herbalife and Talisman Energy. He is a graduate of the Wharton School at the University of Pennsylvania, and Cornell University.

About Samuel Merksamer:

Samuel Merksamer is a Managing Director of Icahn Capital. Mr. Merksamer currently serves on the boards of CVR Refining, Ferrous Resources, CVR Energy, American Railcar Industries, Federal-Mogul Corporation, Viskase Companies, PSC Metals and Talisman Energy. He is a graduate of Cornell University.

About Burton Drayer, MD:

Dr. Drayer has served as Chairman and Director of the Department of Radiology at The Mount Sinai Medical Center, one of the country’s oldest and largest voluntary teaching hospitals, since July 1995. He is a Fellow of both the American Academy of Neurology and the American College of Radiology, serving on the Board of Chancellors of the latter. Dr. Drayer serves on the Board of Trustees of the Research & Education Foundation at the Radiological Society of North America (RSNA) and was RSNA President in 2011. Dr. Drayer holds an A.B. in Political Science from the University of Pennsylvania and received his M.D. from the Chicago Medical School at the University of Health Sciences in Chicago. Dr. Drayer has also served on the faculty and in leadership positions of three research-oriented medical schools, has authored more than 200 journal articles and similar publications, 41 book chapters and two books and is an internationally recognized expert in the areas of radiology and neuroradiology.

About Hologic, Inc.:

Hologic, Inc. is a leading developer, manufacturer and supplier of premium diagnostic products, medical imaging systems, and surgical products, with an emphasis on serving the healthcare needs of women. The Company operates four core business units focused on breast health, diagnostics, GYN surgical and skeletal health. With a comprehensive suite of technologies and a robust research and development program, Hologic is committed to improving lives. The Company is headquartered in Massachusetts. For more information, visit www.hologic.com.

Hologic and associated logos are trademarks and/or registered trademarks of Hologic, Inc. and/or its subsidiaries in the United States and/or other countries.

Forward-Looking Statement Disclaimer:

This News Release contains forward-looking information that involves risks and uncertainties, including statements about the Company’s plans, objectives, expectations and intentions. Such statements include, without limitation: the Company’s positioning, resources, capabilities, and expectations for future performance, growth and shareholder value. These forward-looking statements are based upon assumptions made by the Company as of the date hereof and are subject to known and unknown risks and uncertainties that could cause actual results to differ materially from those anticipated.

Risks and uncertainties that could adversely affect the Company’s business and prospects, and otherwise cause actual results to differ materially from those anticipated, include without limitation: the ability to successfully manage ongoing organizational changes, including the ability of the Company to successfully attract, motivate and retain key employees; U.S., European and general worldwide economic conditions and related uncertainties; the Company’s reliance on third-party reimbursement policies to support the sales and market acceptance of its products, including the possible adverse impact of government regulation and changes in the availability and amount of reimbursement and uncertainties for new products or product enhancements; uncertainties regarding the recently enacted or future healthcare reform legislation, including associated tax provisions, or budget reduction or other cost containment efforts; changes in guidelines, recommendations and studies published by various organizations that could affect the use of the Company’s products; uncertainties inherent in the development of new products and the enhancement of existing products, including FDA approval and/or clearance and other regulatory risks, technical risks, cost overruns and delays; the risk that products may contain undetected errors or defects or otherwise not perform as anticipated; risks associated with acquisitions, including without limitation, the Company’s ability to successfully integrate acquired businesses, the risks that the acquired businesses may not operate as effectively and efficiently as expected even if otherwise successfully integrated, the risks that acquisitions may involve unexpected costs or unexpected liabilities, including the risks and challenges associated with the Company’s recent acquisition of Gen-Probe and operations in China; the risks of conducting business internationally, including the effect of exchange rate fluctuations on those operations; manufacturing risks, including the Company’s reliance on a single or limited source of supply for key components, and the need to comply with especially high standards for the manufacture of many of its products; the Company’s ability to predict accurately the demand for its products, and products under development, and to develop strategies to address its markets successfully; the early stage of market development for certain of the Company’s products; the Company’s leverage risks, including the Company’s obligation to meet payment obligations and financial covenants associated with its debt; risks related to the use and protection of intellectual property; expenses, uncertainties and potential liabilities relating to litigation, including, without limitation, commercial, intellectual property, employment and product liability litigation; technical innovations that could render products marketed or under development by the Company obsolete; and competition.

The risks included above are not exhaustive. Other factors that could adversely affect the Company’s business and prospects are described in the filings made by the Company with the SEC. The Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any such statements presented herein to reflect any change in expectations or any change in events, conditions or circumstances on which any such statements are based.

Investor Relations and Media Contacts:

Deborah R. Gordon Vice President, Investor Relations (781) 999-7716 deborah.gordon@hologic.com	Al Kildani Senior Director, Investor Relations (858) 410-8653 al.kildani@hologic.com